UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2009

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(202) 872-3526

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pepco Holdings, Inc.
Form 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 11, 2009, Anthony J. Kamerick, age 61, currently Senior Vice President and Chief Regulatory Officer of Pepco Holdings, Inc. (the “Company”) was elected, effective June 13, 2009, to the position of Chief Financial Officer of the Company.  Mr. Kamerick replaces Paul H. Barry who resigned as Senior Vice President and Chief Financial Officer of the Company on June 12, 2009.

Election of Mr. Kamerick as Chief Financial Officer

In his capacity as Senior Vice President and Chief Financial Officer, Kamerick will continue to be responsible for regulatory affairs, but will no longer hold the title of Chief Regulatory Officer.  Mr. Kamerick will also serve the Company’s utility subsidiaries in the following capacities:  Senior Vice President and Chief Financial Officer of Potomac Electric Power Company and Delmarva Power and Light Company and Chief Financial Officer of Atlantic City Electric Company.

Mr. Kamerick was elected Senior Vice President and Chief Regulatory Officer of the Company on March 1, 2009.  Prior to then he was Vice President and Treasurer of the Company since August 1, 2002, and its predecessor, Potomac Electric Power Company, since 1994.  Mr. Kamerick has been an employee of the Company and its predecessor, Potomac Electric Power Company, since 1970 and has held various positions in the finance area, including Comptroller, prior to 1994.

In connection with his election as Chief Financial Officer, Mr. Kamerick’s annual salary will be increased, effective June 13, 2009, to $440,000.  As a result of his election as Chief Financial Officer, (i) Mr. Kamerick’s award opportunity for the 2009-2011 cycle under the Long-Term Incentive Plan (“LTIP”) has increased from 70% of his annual salary to 100% of his annual salary for the period subsequent to the effective date of his election.  Two-thirds of the targeted award opportunity under the 2009-2011 LTIP cycle is in the form of performance restricted stock and one-third of the award opportunity is in the form of restricted stock.  Mr. Kamerick’s 2009 restricted stock award under the LTIP, which is subject to forfeiture (subject to certain exceptions) if his employment terminates prior to the third anniversary of the award, has been increased from 3,999 shares to 7,046 shares.  Mr. Kamerick’s award opportunity for 2009 under the Executive Incentive Compensation Plan increased from 50% of his annual salary to 60% of his annual salary for the period subsequent to the effective date of his election.

Mr. Kamerick does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions required to be described by Item 404(a) of Regulation S-K.

Resignation of Mr. Barry

In connection with his resignation as the Company’s Senior Vice President and Chief Financial Officer and from all director, officer and employee positions that he held with any of the Company’s subsidiaries, Mr. Barry has entered into an agreement with the Company which provides:

2

Pepco Holdings, Inc.
Form 8-K

•	a lump sum severance payment of $828,800;

•	a lump sum payment of $29,885 in payment of three weeks of unused vacation;

•	reimbursement of COBRA payments for a period ending on the first to occur of his employment and December 11, 2010;

•
reimbursement in the cumulative amount of $50,000 for (i) any legal fees, costs and expenses incurred in connection with the entry into the termination agreement and (ii) the costs of outplacement or relocation services incurred on or before December 31, 2009; and

•	reimbursement in an amount not to exceed $15,000 for expenses related to fiscal planning and tax preparation services for calendar years 2009 and 2010.

In the agreement, Mr. Barry has released the Company from any and all claims he may have against the Company, its officers, directors and representatives.

The foregoing description of agreement is qualified in its entirety by the terms of the agreement, which is filed as Exhibit 10.1 to and incorporated by reference in this Item 5.02 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following is furnished herewith:

Exhibit No.	Description of Exhibit

10.1	Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	June 12, 2009	/s/ JOSEPH M. RIGBY
Name: Joseph M. Rigby Title: Chairman of the Board, President and Chief Executive Officer